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On February 22, 2021, Kohl’s Corporation distributed the following message to its associates:

To: All Associates

From: Michelle Gass

Subject: Recent Investor News

A Message from Michelle Gass

Dear Team,

You may have seen the news today that a small group of our investors publicly announced some ideas about our strategy and path forward and have made board nominations. We value the opinions of all shareholders and maintain an ongoing dialogue to hear their views and to make sure they understand our long-term strategy and continued commitment to create shareholder value. Please know that it is relatively common for certain investors to take a position like this with public companies.

Over the past year, you’ve received very frequent updates from me on our business. Today’s news report does not change anything about all of the good news we’ve had to celebrate. We successfully navigated the business through an extremely challenging year and we have three consecutive quarters of progressive improvement and strong momentum going into 2021. We were fortunate to be in a strong financial position as we entered the pandemic and with the incredible agility of this entire organization, we’ve managed through the challenges, announced a new long-term strategy and are an even stronger company now. This is our shared success as a result of all of your hard work and commitment to Kohl’s.

As we look toward building our business for the future, please be assured that our management team and Board have great confidence in our current performance and the plans we have in place for the next chapter of Kohl's. We are working in the best interests of all our stakeholders and are encouraged by the seven equity analyst upgrades and more than 150% appreciation in our stock price since announcing our new strategy in October 2020. There is strong support for how we are approaching our strategy and future growth.

Though you may see speculation and commentary in the media regarding these investors’ intentions, please continue to stay focused on our strategic vision and our key initiatives. I value all you are doing to support our business and serve our customers, and I appreciate your commitment and efforts as we together create a very bright future for Kohl's. We will update you on important developments as appropriate.

If you receive any media inquiries about this matter, please direct them to Jen Johnson at Jen.Johnson@kohls.com. If you receive any questions from investors, please send them directly to Mark Rupe at Mark.Rupe@kohls.com.

Thank you all for your continued hard work and dedication.

Sincerely,

Michelle

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